                                                                  Execution Copy

EXHIBIT 10.28

                           TRADEMARK LICENSE AGREEMENT

      This TRADEMARK LICENSE AGREEMENT ("Agreement"), dated as of March __, 2004, is made by and between Vermont Pure Holdings Limited, a Delaware corporation with a place of business at 70 West Red Oak Lane, West Harrison, NY 10604 ("Licensor") and MicroPack Corporation, a Delaware corporation with a place of business at 5 Commonwealth Road, Suite 3A, Natick, MA 01760 ("Licensee").

RECITALS

A. Licensor holds the right, title and interest in and to certain trademarks and logos in the United States of America, its territories and possessions.

B. Licensor desires to grant to Licensee, and Licensee wishes to obtain from Licensor, the right, privilege and license to use such trademarks and logos in connection with the manufacturing, importation, advertising, promotion, sale and distribution of certain goods, subject to the terms and conditions herein set forth.

      NOW THEREFORE, in consideration of the premises, the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.    Definitions.

      The following definitions shall be applicable throughout this Agreement:

      1.1 "AFFILIATE" shall mean any individual, corporation, limited liability company or other entity that is controlled by, that controls, or that is under common control with a party. "Control" or any form of the word means ownership of at least a fifty-one percent (51%) interest.

      1.2 "GOODS" shall mean water in PET bottles of one gallon or less in size. The water may be gaseous, still, unflavored or flavored, provided that any flavored water may only be flavored to the extent that a reasonable consumer would describe the product as "flavored spring/mineral water", and not soda.

      1.3 "GROSS SALES" shall mean gross amounts invoiced in respect of Goods, less any discounts, commissions, credits for rejections and returns, taxes, and delivery charges.

      1.4 "LICENSED MARKS" shall mean the trademark and logo VERMONT PURE as used by Licensor on the date hereof, including without limitation the registered trademarks listed on Exhibit A hereto.

                                                                  Execution Copy

      1.5 "PRINCIPAL TRANSACTION" means Licensee's purchase of Licensor's PET bottling business pursuant to an Asset Purchase and Sale Agreement to be executed by the parties.

      1.6 "TERRITORY" shall mean the United States of America, its territories and possessions.

2.    Grant of License; Covenant Not to Sue.

      2.1 Trademark License: Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the royalty-free right, license and privilege to use the Licensed Marks in connection with Licensee's manufacture, advertising, marketing, promotion, use, sale and distribution within the Territory of Goods. Such right, license and privilege shall be exclusive in the Territory with respect to Goods. The licensed rights include any U.S. federal and state registrations of the Licensed Marks owned by the Licensor during the term of this Agreement.

      2.2 Sub-Licensees: Licensee may grant sub-licenses of the foregoing right, license and privilege to authorized distributors of Goods manufactured by or for Licensee ("Distributors"), provided that such Distributors have agreed in writing to terms no less restrictive than those imposed on Licensee in this Agreement. In addition, Licensee may also permit its manufacturers to use the Licensed Marks solely for purposes of packaging and labeling the Goods as requested by Licensee.

      2.3 Covenant Not to Sue: Subject to the terms and conditions of this Agreement, Licensor hereby covenants not to sue Licensee for infringement of the Licensed Marks in the event that Licensee elects to use the Licensed Marks in connection with the manufacture, advertising, marketing, promotion, use, sale and distribution of Goods outside the Territory.

      2.4 Representation: Licensee represents and warrants to Licensor that it has full legal right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all of the transactions contemplated herein.

      2.5 Goodwill: All use of the Licensed Marks by Licensee and any Distributors shall inure to the benefit of Licensor.

                                                                  Execution Copy

3.    Term.

      The term of this Agreement shall commence upon the closing of the Principal Transaction and continue for an initial term of twenty (20) years. This Agreement shall automatically renew for additional ten (10) year terms unless, at least one hundred and eighty days prior to commencement of any renewal term Licensee provides Licensor with written notice of non-renewal.

4.    Use of Licensed Marks; Advertising.

      4.1 Quality of Marketing: Licensee shall keep to the established prestige and goodwill of Licensor in selecting all of Licensee's product labels, advertising and business materials, including without limitation, signs, point of sale advertising material, letterheads, business cards, order forms, invoices, checks and phone listings (together "Marketing Materials") bearing the Licensed Marks. Licensee shall not alter the Licensed Marks and not use the Licensed Marks in conjunction with any other marks, logos or trade names. Licensee shall use, employ, display and otherwise release Marketing Materials only in accordance with Licensor's existing labels and usage guidelines for the Licensed Marks attached hereto as Exhibit B, as amended by Licensor and made available to Licensee in writing from time to time, unless Licensee obtains Licensor's prior written approval to depart from such guidelines. Such approval shall not be unreasonably withheld. Failure of Licensor to reply within fourteen (14) days after Licensee's written request for approval hereunder shall be deemed to constitute approval as referred to hereunder.

      4.2 Quality of Goods: Licensee shall maintain the high quality and standards of the Goods sold in connection with the Licensed Marks and shall safeguard the established prestige and goodwill of the name "Vermont Pure" and the "Vermont Pure" image, at the same level of prestige and goodwill as heretofore maintained. The applicable quality control standards shall be those established by the International Bottled Water Association ("IBWA") and set forth in the IBWA Model Code, as amended by the IBWA from time to time.

      4.3 Right to Inspect and Require Compliance: Licensor may inspect Licensee's products and premises during normal business hours and upon reasonable notice, to ensure compliance with the requirements set forth in this Section 4. Licensee shall have a water quality audit conducted by an independent third party (such as the National Sanitation Foundation or the American Institute of Baking) at least once each calendar year. Licensee shall make the results of any third party water quality audit available to Licensor promptly after it is conducted. In the event such audit or premises inspection reveals any non-compliance by Licensee with the quality requirements set forth in Section 4.2, Licensor shall provide Licensee with written notice thereof and Licensee shall remedy such non-compliance within thirty (30) days after notice thereof. Failure to remedy such non-

                                                                  Execution Copy

            compliance within such time period shall constitute an event of default under this Agreement.

5.    Trademark and Related Rights.

      5.1 Notice Requirements: Licensee shall comply with all notice and marking requirements of any law applicable or necessary for the protection of a Licensed Mark in the Territory.

      5.2 Assignment; Further Actions: To the extent any rights in and to the Licensed Marks are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may deem to accrue, to Licensor. Licensee shall co-operate in the execution of any documents, or the taking of any other action, that Licensor reasonably requests to create, record or perfect Licensor's sole and exclusive ownership of the Licensed Trademarks, or to obtain, defend or protect trademark registrations.

      5.3 No Challenge: Licensee shall not (a) assert rights in the Licensed Marks, or challenge the distinctiveness of the Licensed Marks, the validity of Licensor's ownership of the Licensed Marks or any application for registration thereof, or any trademark registrations thereof in any jurisdiction; (b) take any action that could in any way diminish, alter or adversely affect Licensor's rights in the Licensed Marks; (c) apply to register or register any Licensed Marks or any tradename, trademark, service mark, domain name or logo that is similar to the Licensed Marks, without Licensor's prior written consent; (d) use or adopt any trade name, trademark, service mark, domain name or logo that is similar to the Licensed Marks, without Licensor's prior written consent; or (e) contest the fact that Licensee's rights under this Agreement (i) are solely those of a promoter, manufacturer and distributor, and (ii) terminate upon termination of this Agreement.

6.    Validity; Infringement; Maintenance of the Licensed Marks.

      6.1 Warranty: Licensor represents and warrants that: (a) Licensor is the owner of all rights, title and interest in and to the Licensed Marks and any and all forms or embodiments thereof, including without limitation any and all registrations thereof; and (b) the Licensed Marks do not infringe the trademark or other proprietary rights of any other party in the Territory. EXCEPT FOR THE FOREGOING WARRANTIES, LICENSOR DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES.

      6.2 Obligation to Maintain: Licensor shall maintain registration of the Licensed Marks in the Territory listed on Exhibit A hereto, and shall make commercially

                                                                  Execution Copy

            reasonable efforts to protect the rights, privileges and licenses granted to Licensee herein, throughout the term of this Agreement.

      6.3 Notice of Infringement: Licensee shall promptly notify Licensor of any infringement of the Licensed Marks by third parties, any act of unfair competition relating to Goods, or any act of unfair competition by third parties relating to the Licensed Marks ("Infringements"), promptly after such Infringement shall come to Licensee's attention. Upon notification to Licensor by Licensee of any such Infringement, Licensor shall at its own expense take such action to stop such infringement or act as Licensor deems necessary, in its absolute discretion, to protect the Licensed Marks and Licensee's rights to use the Licensed Marks pursuant to this Agreement. Licensee agrees that Licensor shall have the power to take legal or other action, at Licensor's expense, before any court or governmental authority with respect to any Infringement or the protection of the Licensed Marks. Any financial benefits resulting from any such action shall be distributed to Licensor, except that any damages awarded or settlement amounts paid on account of Licensee's lost profits shall be paid to Licensee. Licensee shall have no right to take any action alleging infringement by a third party of rights in the Licensed Marks, nor any other action in connection with maintenance or enforcement of rights in the Licensed Marks. Licensor shall keep Licensee informed on a timely basis of its responses to notifications from Licensee of any Infringements. The parties acknowledge that it is in both their interests to protect and maintain the Licensed Marks, and the parties agree to cooperate in good faith in furtherance of that goal.

      7.    Indemnities and Liability

      7.1 Infringement Indemnity: Licensor shall indemnify, defend and hold Licensee harmless from and against any judgments awarded or settlement amounts agreed arising from any claim that the Licensed Marks infringe the proprietary rights of a third party in the Territory, provided that: (a) Licensor is notified promptly in writing by Licensee of such claim and is given adequate information and assistance necessary to defend and respond to such claim; and
            (b) Licensor shall have the sole and exclusive control of the defense, settlement or compromise of any such claim. Licensor's indemnification obligations herein shall be Licensor's sole, exclusive and entire liability to Licensee in connection with any claim under the representations and warranties in Section 6.1 or any claim that the Licensed Marks infringe the proprietary rights of a third party.

      7.2 Product Liability Indemnity: Licensee shall indemnify, defend and hold Licensor harmless from and against any judgments awarded or settlement amounts agreed arising from any product liability claim with respect to any Goods manufactured, distributed or otherwise made available by or on behalf of Licensee, provided that: (a) Licensee is notified promptly in writing by Licensor of such claim and is given adequate information and assistance necessary to defend and respond to

                                                                  Execution Copy

            such claim; and (b) Licensee shall have the sole and exclusive control of the defense, settlement or compromise of any such claim. Licensee's indemnification obligations herein shall be Licensee's sole, exclusive and entire liability to Licensor arising from any product liability claim with respect to any Goods manufactured, distributed or otherwise made available by or on behalf of Licensee.

      7.3 EXCLUSION OF LIABILITY FOR CERTAIN DAMAGES: EXCEPT FOR LIABILITY ARISING PURSUANT TO INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS
            SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DAMAGES FOR LOSS OF PROFITS, OR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LICENSED MARKS OR RELATING TO THIS AGREEMENT, WHETHER SUCH DAMAGES ARISE UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

8.    Not Used.

9.    Events of Default; Termination.

      9.1 Each of the following shall constitute an event of default under this Agreement:

            (a) If Licensor or Licensee shall fail to perform any material term, condition, agreement or covenant in this Agreement and such party fails to cure such non-performance within thirty
                  (30) days after notice thereof by the other party;

            (b) If Licensee shall fail to achieve Gross Sales of Goods of at least $500,000 in any calendar year (or a pro rata amount for the 2004 calendar year); or

            (c) If Licensor or Licensee is adjudged bankrupt or institutes proceedings seeking relief under the bankruptcy laws of any jurisdiction or any similar law.

      9.2 If any event of default shall occur pursuant to the provisions of paragraph 9.1 hereof, the non-defaulting party may, in its sole discretion, terminate this Agreement by written notice to the other party. Termination shall be effective upon receipt of such notice. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff, or any other officer of the court or official charged with taking over custody of Licensee's assets or business, shall have any right to continue performance of this Agreement.

                                                                  Execution Copy

      9.3 Licensee may terminate this Agreement for convenience at any time upon thirty (30) days written notice to Licensor.

      9.4 Licensee shall make and maintain detailed accurate books, records and accounts containing the information required to verify whether or not Licensee has achieved Gross Sales of Goods in accordance with
            Section 9.1(b) above. No more than once per calendar year, Licensor shall have the right, at its own expense, to audit such books, records, accounts and customer invoices and other supporting documentation. Licensor shall provide Licensee at least seven (7) days' written notice of its election to conduct such an audit and shall conduct such audit during normal business hours and while minimizing disruption to Licensee. Licensee shall co-operate in conducting such audit, without charge, and shall make such documents available for inspection and copying and shall make such personnel available for interviews as may be reasonably necessary to allow Licensor to perform the audit.

10.   General.

      10.1 Notices: All reports, communications, requests or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is hand delivered and acknowledged or, if mailed, when mailed by certified or registered mail, return receipt requested, to the party concerned at the following address:

                            If to Licensor:

                            Vermont Pure Holdings Ltd.
                            70 West Red Oak Lane
                            West Harrison, NY 106604-3602
                            Attn: Chief Executive Officer

                            If to Licensee:

                            MicroPack Corporation
                            5 Commonwealth Road, Suite 3A
                            Natick, MA 01760
                            Attn: President/CEO

            Either party may change the address to which such notices and communication shall be sent by written notice to the other party, provided that any notice of change of address shall be effective only upon receipt.

      10.2 Assignment: The rights and obligations of Licensee under this Agreement may be assigned by Licensee only with the prior written consent of Licensor, which consent shall not be unreasonably withheld, provided that this Agreement may be assigned: (a) in the event that Licensee undergoes any merger or business combination, to the surviving entity of any such merger or business

                                                                  Execution Copy

            combination; (b) in the event that all or substantially all of the assets of Licensee are sold, to the purchaser of such assets; and
            (c) to an Affiliate; provided that in each case such assignee shall agree in writing addressed to Licensor to be bound by all the terms and conditions of this Agreement. Notwithstanding anything in this Agreement to the contrary, Licensor may, without the consent of Licensee, collaterally assign all or any part of this Agreement or its rights or obligations hereunder to any of its lenders.

      10.3 No Sublicenses: Except as expressly set forth in this Agreement, the rights and obligations of Licensee under this Agreement may not be sublicensed by Licensee without the prior written consent of Licensor, which it may give or withhold in its absolute discretion.

      10.4 Governing Law: This Agreement has been entered into in the Commonwealth of Massachusetts and shall be construed by and interpreted and enforced in accordance with the laws of that state without regard to principles of conflict of laws. The headings given to the paragraphs and sub-paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      10.5 Force Majeure: If the performance of any obligation hereunder shall be delayed due to any cause beyond the reasonable control of Licensor or Licensee, then the party affected shall be excused from performance of such obligation during the period of such delay, provided however, that such party shall take all reasonable steps to remove such causes of delay and, upon their removal, continue its performance hereunder.

      10.6 Severability: If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid or unenforceable provisions.

      10.7 Waiver: No waiver by any party of a breach of any covenant or condition of this Agreement by any other party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. This Agreement may not be changed or amended except by a writing expressly referring to this Agreement signed by the parties.

                                                                  Execution Copy

      10.8 Entire Agreement: This Agreement, including the exhibit hereto, sets forth the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements or understandings, written or oral, concerning such subject matter.

      10.9 Surviving Provisions: Sections 5, 7 and 10 shall survive any termination or expiry of this Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Vermont Pure Holdings, Ltd.                          MicroPack Corporation


By: /s/ Timothy G. Fallon                            By: /s/ James M. Morgan
    ---------------------                                -------------------
Name:  Timothy G. Fallon                             Name:  James M. Morgan
Title: Chief Executive Officer                       Title: President/CEO

    Signature Page of Trademark License Agreement (Vermont Pure), March 2004

                                    Exhibit A
           Registrations and Pending Applications for U.S. Trademarks

----------------------------------------------------------------------------------
                 MARK                     JURISDICTION         REGISTRATION
                                                           NO./APPLICATION NO.
----------------------------------------------------------------------------------
        Vermont Pure (Stylized)                USA               2053931
----------------------------------------------------------------------------------
        Vermont Pure (Stylized)                USA              78/263229
----------------------------------------------------------------------------------
         Vermont Pure Essence                  USA              78/103225
----------------------------------------------------------------------------------
   Vermont Pure Natural Spring Water           USA               2292164
             (and Design)
----------------------------------------------------------------------------------
   Vermont Pure Natural Spring Water           USA               2290916
       Sport Source (and Design)
----------------------------------------------------------------------------------

                                    Exhibit B

                           Trademark Usage Guidelines

Any use of the marks in text shall refer to the marks in capital letters followed immediately by the(R)registration symbol (i.e. VERMONT PURE(R)).

Exhibit B shall also include the color labels attached hereto.